EXHIBIT 23.15
                        CONSENT TO BE NAMED AS A DIRECTOR

                                       OF

                         TRANSPORTATION COMPONENTS, INC.

        The undersigned hereby consents to be named as a director of Transportation Components Inc. (the "Company") in the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: April 9,  1998

                                            By: /s/ T. Michael Young
                                            Name:  T. Michael Young